Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Augme Technologies, Inc. (the “Company”) on Form 10-Q for the quarter ending August 31, 2012 as filed with the Securities and Exchange Commission (the “Report”), we, Robert Hussey, Interim Chief Executive Officer (Principal Executive Officer) and Thomas J. Virgin, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: October 10, 2012

/s/ Robert Hussey
Robert Hussey
Interim Chief Executive Officer (Principal Executive Officer)

/s/ Thomas J. Virgin
Thomas J. Virgin
Chief Financial Officer (Principal Financial and Accounting Officer)